UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 29, 2020 (July 29, 2020)

Laureate Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street
Baltimore, MD 21202
(Address of principal executive offices, including zip code)

(410) 843-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.004 per share	LAUR	The NASDAQ Stock Market LLC
Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01     Entry into a Material Definitive Agreement.

On July 29, 2020, LEI AMEA Investments B.V., a Netherlands private limited liability company (the “Seller”), an indirect, wholly owned subsidiary of Laureate Education, Inc., a Delaware public benefit corporation (the “Company”), and the Company, solely as guarantor of certain of Seller’s obligations thereunder, entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with SEI Newco Inc., a Delaware corporation (the “Purchaser”), and Strategic Education, Inc., a Maryland corporation (the “Purchaser’s Guarantor”).

Pursuant to the Purchase Agreement, the Seller has agreed to sell to the Purchaser all of the issued and outstanding shares in the capital of (i) LEI Higher Education Holdings Pty Ltd, an Australian private company and the direct owner of Torrens University Australia, (ii) LEI Australia Holdings Pty Ltd, an Australian private company and the indirect owner of Think Education, (iii) LESA Education Services Holdings Pty Ltd, an Australian private company and the indirect owner of Blue Mountains International Hotel Management School, and (iv) LEI New Zealand, a New Zealand company and the indirect owner of Media Design School (collectively, the “Target Companies”). The Purchaser’s Guarantor will guarantee the obligations of the Purchaser.

The purchase price is US$642.7 million, subject to certain closing adjustments based on the aggregate working capital and indebtedness of the Target Companies and their subsidiaries and the forecasted performance of the Target Companies and their subsidiaries. The closing of the transaction is expected to occur by the first quarter of 2021 and is subject to customary closing conditions, including regulatory approvals in Australia and New Zealand and a mutual right of termination based on the occurrence of a material adverse change in certain forecasted results of the Target Companies and their subsidiaries. For the 12-month period ended March 31, 2020, the Target Companies and their subsidiaries collectively had approximately US$199.9 million in revenue, US$26.9 million in operating income and US$12.4 million in depreciation and amortization and, as of March 31, 2020, collectively had approximately 19,200 students.

Forward-Looking Statements

This Current Report on Form 8-K includes certain disclosures which contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they often contain words such as “subject to,” “expect” or similar expressions that concern the Purchase Agreement and the transaction contemplated by the Purchase Agreement. Any statement that we make relating to the closing of the transaction contemplated by the Purchase Agreement is a forward-looking statement. Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. These uncertainties, risks and changes in circumstances include the risks and uncertainties inherent in the transaction contemplated by the Purchase Agreement and in our business, including, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; the risk that the conditions to the closing are not satisfied; and the risk that such transaction will not be consummated within the expected time period or at all. Other important factors that could cause actual results to differ materially from the Company’s expectations are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. The Company is under no obligation to (and specifically disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Leslie S. Brush
Name:	Leslie S. Brush
Title:	Vice President, Assistant General Counsel and Secretary

Date: July 29, 2020

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